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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2002

ChoiceTel Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-230 17 (Commission File Number)	41-1649949 I.R.S. Employer Identification Number)

15500 Wayzata Blvd. #1029
Wayzata, Minnesota 55391
(Address of Principal Executive Offices) (Zip Code)

952-249-1802
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On February 28, 2002, ChoiceTel Communications, Inc., a Minnesota corporation ("ChoiceTel"), announced that it had entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of February 27, 2002, with Sontra Medical, Inc., a Delaware corporation ("Sontra Medical") and CC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of ChoiceTel ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Sontra Medical, with Sontra Medical as the surviving corporation becoming a wholly-owned subsidiary of ChoiceTel (the "Merger"). On the closing date of the Merger, the outstanding shares of Sontra Medical's stock will be converted into the right to receive newly-issued shares of ChoiceTel common stock based on an exchange ratio of 0.2347 shares of ChoiceTel common stock for each share of Sontra Medical stock, which exchange ratio is subject to adjustment in certain circumstances as set forth in the Merger Agreement. After completion of the transaction, the shareholders of Sontra Medical will own approximately 71% of ChoiceTel and ChoiceTel shareholders will own approximately 29% of ChoiceTel. Outstanding rights to purchase stock of Sontra Medical will also be converted into the right to purchase ChoiceTel common stock at the same exchange ratio.

        The transaction, which is anticipated to be tax-free to the shareholders of both companies, is expected to close late in the second fiscal quarter, subject to regulatory approvals, approval by the shareholders of both companies, and customary closing conditions. The holders of approximately 60% of ChoiceTel's outstanding shares of common stock have agreed to vote their shares in favor of the Merger, and the holders of approximately 85% of Sontra Medical's outstanding shares of capital stock have agreed to vote their shares in favor of the Merger.

        On February 28, 2002 ChoiceTel issued a press release announcing the signing of the Merger Agreement.

        The Merger Agreement and the press release are attached hereto as Exhibits 2.1 and 99.1, respectively, each of which is incorporated herein by reference in its entirety. The foregoing descriptions of the Merger Agreement and the press release are qualified in their entirety by reference to the Merger Agreement and the press release, respectively.

        Any statements contained in the press release that are not historical facts are forward-looking statements. In particular, statements using the words "will," "plans," "expects," "believes," "anticipates," or like terms are by their nature predictions based upon current plans, expectations, estimates, and that could significantly affect outcomes, which may differ materially from the forward-looking statements. Specific risks applicable to such forward-looking statements include risks associated with the failure to conclude any proposed agreement and/or changing conditions in the marketplace. Other risks and uncertainties associated with the business of ChoiceTel may be reviewed in ChoiceTel's public filings on Form 10-QSB and Form 10-KSB. Those documents are publicly on file with the U.S. Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(a)
Financial statements of businesses acquired.

        Not applicable.

(b)
Pro forma financial information.

        Not applicable.

(c)
Exhibits.

        See Exhibit Index on page following Signatures.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICETEL COMMUNICATIONS, INC.
Date: March 5, 2002	By:	/s/ JACK S. KOHLER
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX
ChoiceTel Communications, Inc.
Form 8-K Current Report

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of February 27, 2002, by and among Sontra Medical, Inc., CC Merger Corp. and ChoiceTel Communications, Inc.
99.1	ChoiceTel Press Release dated February 28, 2002 as filed with the Securities and Exchange Commission pursuant to Rule 425 of the Securities Act of 1933

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SIGNATURES
EXHIBIT INDEX ChoiceTel Communications, Inc. Form 8-K Current Report